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                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         MARTIN MARIETTA MATERIALS, INC.


     1. The name of the corporation is Martin Marietta Materials, Inc. (hereinafter the "Corporation").

     2. The number of shares the Corporation is authorized to issue is One Hundred Ten Million (110,000,000), divided into One Hundred Million (100,000,000) Common Shares and Ten Million (10,000,000) Preferred Shares, each with a par value of one cent ($.01) per share.

The preferences, limitations and relative rights of each class and series of shares are as follows:

         (a)  Common Shares
              -------------

              The common shares shall be entitled to one vote per share and to all other rights of shareholders subject only to any rights granted to Preferred Shares under subparagraph (b) of this Article 2.

         (b)  Preferred Shares
              ----------------

              The Preferred Shares may be issued in one or more series with such designations, preferences, limitations, and relative rights as the board of directors may determine from time to time in accordance with applicable law.

     3. The address of the registered office of the Corporation in the State of North Carolina is 225 Hillsborough Street, Raleigh, Wake County, North Carolina 27603; and the name of its registered agent at such address is CT Corporation System.

     4. The name and address of the incorporator are Russell M. Robinson, II, 1900 Independence Center, Charlotte, Mecklenburg County, North Carolina 28246.

     5. (a) The number of directors of the Corporation shall be not less than nine (9) nor more than eleven (11). By vote of a majority of the Board of Directors or shareholders of the Corporation, the number of directors of the Corporation may be increased or decreased, from time to time, within the range above specified; provided, however, that the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board or the shareholders.

             (b)(i) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may






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             be possible, of one-third of the total number of directors constituting the Board of Directors. Prior to the 1997 annual meeting of shareholders, the Board of Directors shall determine which directors shall be designated as Class I, Class II and Class III directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

       (ii) If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

       (iii) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Shares issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Restated Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to
             Article 2(b) of these Restated Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 5(b) unless expressly provided by the terms of such Preferred Shares.

     (c) Vacancies in the Board of Directors, except for vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining



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directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. Vacancies resulting from an increase in the number of directors shall be filled only by a majority vote of the Board of Directors. Any director elected to fill a vacancy shall hold office until the next shareholders' meeting at which directors are elected. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of any incumbent director.

     (d) Except as otherwise provided herein, any of the directors or the entire Board of Directors, as the case may be, may be removed at any time, but only for cause, by a vote of the shareholders and if the number of votes cast to remove such director(s) or the entire Board of Directors, as the case may be, exceeds the number of votes cast not to remove such director(s) or the entire Board of Directors, as the case may be. Cause for removal shall be deemed to exist only if the director(s) whose removal is proposed has been convicted in a court of competent jurisdiction of a felony or has been adjudged by a court of competent jurisdiction to be liable for fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Corporation, and such conviction or adjudication has become final and non-appealable. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

     6. To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director. No amendment or repeal of this Article, nor the adoption of any provision to these Restated Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal or adoption.

     7. The provision of Article 9 of the North Carolina Business Corporation Act entitled "The North Carolina Shareholder Protection Act" and of Article 9A entitled "The North Carolina Control Share Acquisition Act" shall not be applicable to the Corporation.

     8. (a) Any purchase by the Corporation of shares of Voting Stock (as hereinafter defined) from an Interested Shareholder (as hereinafter defined) who has beneficially owned



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such  securities  for less than two years prior to the date of such  purchase or any agreement in respect thereof, other than pursuant to an offer to the holders of all of the outstanding shares of the same class as those so purchased, at a per share price in excess of the Market Price (as hereinafter defined), at the time of such purchase or any agreement in respect thereof (whichever is earlier), of the shares so purchased, shall require the affirmative vote of the holders of a majority of the voting power of the Voting Stock not beneficially owned by the Interested Shareholder, voting together as a single class.

     (b) In addition to any affirmative vote required by law or these Restated Articles of Incorporation:

          (i) Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder;

          (ii) Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more;

          (iii) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities (including any securities that are convertible into equity securities) of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities, or other property (or combination thereof);

          (iv) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          (v) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder)



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                which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity (including any securities that are convertible into equity securities) securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder

shall require the affirmative vote of the holders of not less than (i) 66-2/3% of the voting power of the Voting Stock not beneficially owned by any Interested Shareholder, voting together as a single class, and (ii) 80% of the voting power of all Voting Stock, voting together as a single class; provided, however, that no such vote shall be required for (A) the purchase by the Corporation of shares of Voting Stock from an Interested Shareholder unless such vote is required by Subparagraph (a) of this Article 8, or (B) any transaction approved by a majority of the Disinterested Directors (as hereinafter defined).

     (c)  For the purpose of this Article 8:

          (i) A "person" shall mean any individual, firm, corporation, partnership, or other entity.

          (ii) "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

          (iii) "Interested Shareholder" shall mean any person who or which:

                (A) is the beneficial owner, directly or indirectly, of 5% or more of the outstanding Voting Stock;

                (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date as of which a determination is being made was the beneficial owner, directly or indirectly, of 5% or more of the outstanding Voting Stock; or

                (C) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date as of which a determination is being made beneficially owned by any person described in



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                    subparagraphs (c)(iii)(A) or (B) of this Article 8 if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (iv)  A person shall be a "beneficial owner" of any Voting Stock:

                (A) which such person or any of its Affiliates or Associates
                    (as hereinafter defined) beneficially owns, directly or indirectly;

                (B) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement, or understanding; or

                (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

          (v) For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c)(iv) of this Article 8, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (vi) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on November 1, 1993.

          (vii) "Subsidiary" shall mean any corporation of which a majority of the shares thereof entitled to



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                vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

          (viii)"Market Price" shall mean: the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock Exchange -- Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, Inc., or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such stock is not so quoted, the Fair Market Value at the time in question of a share of such stock as determined by the Board of Directors in good faith.

          (ix)  "Fair Market Value" shall mean:

                (A) in the case of stock, the Market Price, and

                (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

          (x) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of an Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is not an Affiliate or Associate of an Interested Shareholder as is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

     (d) A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article 8, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder or a transaction or series of transactions constitutes one of the transactions described in subparagraph (b) of this Article 8.




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     (e)  Notwithstanding any other provisions of these Restated Articles of
Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation, or the Bylaws of the Corporation), the affirmative vote of not less than (i) 66-2/3% of the voting power of the Voting Stock not beneficially owned by any Interested Shareholder, voting together as a single class, and (ii) 80% of the voting power of all Voting Stock, voting together as a single class, shall be required to amend, repeal, or adopt any provisions inconsistent with this Article 8.

     9. At any time in the interval between annual meetings, special meetings of the shareholders may be called by the Chairman of the Board, President, or by the Board of Directors or the Executive Committee by vote at a meeting or in writing with or without a meeting. Special meetings of the shareholders may not be called by any other person or persons.

     These Restated Articles of Incorporation shall be effective at 8:00 a.m.
(EDT) on the date of filing of these Restated Articles of Incorporation with the Secretary of State of North Carolina.

     This the 18th day of October 1996.



                             MARTIN MARIETTA MATERIALS, INC.

                             By:/s/ Bruce A. Deerson
                                -------------------------------------
                                Bruce A. Deerson
                                Vice President and General Counsel









0131319.06